UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2005

MICROSTRATEGY INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24435	51-0323571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1861 International Drive McLean, Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Second Quarter Financial Results

On July 28, 2005, MicroStrategy Incorporated (the “Company”) issued a press release announcing the Company’s financial results for the quarter ended June 30, 2005. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

$300 Million Share Repurchase Program

On July 28, 2005, the Company issued a press release announcing that its Board of Directors has authorized the repurchase of up to an aggregate of $300 million of the Company’s class A common stock. A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Business Objects Litigation

On July 28, 2005, the Company issued a press release announcing that on July 26, 2005, the United States District Court for the Northern District of California granted the Company’s motion for summary judgment of non-infringement in a patent lawsuit brought by Business Objects S.A. A copy of this press release is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Second Quarter Financial Results

The information contained under Item 2.02 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)     Exhibits

Exhibit	Document

99.1	Press release, dated July 28, 2005, regarding the Company’s financial results for the quarter ended June 30, 2005.

99.2	Press release, dated July 28, 2005, regarding the Company’s $300 million share repurchase program.

99.3	Press release, dated July 28, 2005, regarding the United States District Court’s summary judgment ruling in favor of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2005	MicroStrategy Incorporated (Registrant) By: /s/ Michael J. Saylor Name: Michael J. Saylor Title: Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated July 28, 2005, regarding the Company’s financial results for the quarter ended June 30, 2005.

99.2	Press release, dated July 28, 2005, regarding the Company’s $300 million share repurchase program.

99.3	Press release, dated July 28, 2005, regarding the United States District Court’s summary judgment ruling in favor of the Company.